Exhibit 99

CONTACT:  Dave Dickson, +1 703 846 2378


MOBIL ANNOUNCES RECORD QUARTERLY OPERATING EARNINGS OF $907 MILLION

Fairfax, VA, October 22, 1997 -- Mobil Corporation today reported record quarterly operating earnings of $907 million for the third quarter of 1997, an increase of $239 million over the same quarter last year. Operating earnings per common share were $1.14, compared with $0.83 in third quarter 1996, an increase of 37 percent.

Net income of $892 million included net special charges of $15 million, as gains on various asset sales were more than offset by restructuring charges, net unfavorable litigation charges and an accrual for a one-time cash bonus to employees. Last year's net income of $769 million included net special benefits of $101 million reflecting gains on asset sales, partly offset by a special charge for implementation expenses for the Staff Redesign Project. Third quarter net income per common share was $1.12 this year compared with $0.96 in 1996, restated to reflect the two-for-one stock split which had a record date of May 20, 1997.

In commenting on third quarter 1997 operating earnings compared with the same period in 1996, Chairman and Chief Executive Officer Lucio A. Noto said, "This quarter's earnings were Mobil's highest ever, reflecting strong volume growth from initiatives and, in general, strong performance by our business units. Overall for the quarter, industry factors were somewhat favorable. Downstream margins in the U.S. and Europe, worldwide aromatics margins and U.S. natural gas prices were higher, while worldwide crude oil prices and international gas prices were lower.

     "In the upstream, despite a significant decrease in crude oil prices, worldwide earnings were higher. Production increased over 7 percent in the third quarter and over 5 percent so far this year, the result of Mobil's growth initiatives in Nigeria, Equatorial Guinea, Australia/Papua
    New Guinea, Kazakhstan and Qatar.

     "Downstream, Mobil's U.S. marketing and refining business achieved its second consecutive quarter of record earnings helped by strong margins and excellent operating performance at our refineries.

     "In international downstream, Europe continues to benefit from the alliance with BP. In Asia-Pacific, earnings were up substantially despite the economic downturn in parts of the region and weakness in industry refining margins. Earnings benefited from good performance, higher sales as a result of a strong marketing presence and the streaming of our new lubes facility at Jurong in Singapore.

     "Chemical operations continued to post solid performance. Paraxylene and other aromatics volumes increased, reflecting capacity increases of nearly 50 percent since last year. The higher volumes, when combined with higher margins and improved operating performance, led to increased earnings this year."

Mr. Noto continued, "At year-end 1996, Mobil essentially achieved its financial goals for 1998, a full two years early. The corporation has not only been able to sustain this level of performance, but is improving. Recognizing that our employees are responsible for those achievements, we are rewarding them with a cash bonus. A reserve for $50 million after tax has been recorded this quarter to provide for this payment. Mobil recently established aggressive new long-term goals for the company with the objective of achieving top quartile performance versus other major oil companies.

"A reserve of $61 million after tax was also established to implement a major restructuring of our Japanese marketing and refining business. In response to the deregulated business environment in Japan, we have established performance improvement goals aimed at expense reduction and revenue enhancement."

Mr. Noto concluded, "Worldwide downstream margins have weakened considerably going into the fourth quarter, particularly in the United States, while hydrocarbon prices have strengthened somewhat. Business fundamentals, as reflected in these recent price and margin swings, continue to be unpredictable in the near term and cannot be relied upon to sustain or improve earnings. Therefore, future earnings growth will be driven by self-help programs -- volume growth, performance improvements and expense control."

The following comments address the operating performance of the major business segments during the third quarter and first nine months of 1997, as compared with the same periods in 1996 (refer to Table 2):

       COMPARISON OF THIRD QUARTER 1997 WITH THIRD QUARTER 1996

- Exploration and Producing earnings were $440 million, $18 million higher than last year's third quarter.

     In the United States, earnings were $123 million, down $29 million, primarily due to lower production volumes resulting from asset sales and natural field declines. The favorable effect of higher natural gas prices was more than offset by lower crude oil prices.

     International earnings of $317 million were $47 million higher. Benefits related to higher volumes and lower exploration expenses were somewhat offset by the impact of lower crude oil and natural gas prices and higher operating expenses in new venture areas.

- Marketing and Refining earnings of $449 million were $218 million higher than third quarter 1996.

     United States operations generated record earnings of $240 million, $157 million higher than last year. The strong results were driven by higher industry margins, improved refinery performance and increased trade sales volumes.

    International earnings of $209 million were $61 million higher than in 1996. Results in Europe improved due to higher margins and the benefits of the Mobil-BP alliance. Higher Asia-Pacific earnings reflected higher volumes, higher margins in aromatics, lower refinery turnaround costs and benefits from the new lube refinery at Singapore.

- Chemical earnings of $102 million were $12 million higher than last year's third quarter. The improvement reflected higher volumes across all segments of the business. Other contributing factors were improved margins in paraxylene and strong performance in oriented polypropylene films.

- Corporate and Financing expense was $84 million, $9 million higher than the comparable period last year as the loss of operating income from certain noncore businesses sold last year was partly offset by reduced interest expense related to lower net debt balances.

     COMPARISON OF NINE MONTHS 1997 WITH NINE MONTHS 1996

Mobil's year-to-date operating earnings of $2,621 million were up $403 million, or 18 percent, from the comparable period of 1996. The improvement was due to the favorable impacts of worldwide volume growth in all sectors of the business and contributions from newly formed joint ventures, notably the Mobil-BP downstream alliance in Europe, partly offset by higher expenses in new business development areas. Industry fundamentals were favorable overall. Higher integrated downstream margins in the U.S. and Europe, increased U.S. natural gas prices and improved polyethylene margins, more than offset lower Asia-Pacific downstream margins and lower worldwide aromatics margins. Crude oil prices did not significantly impact earnings in comparison with last year.

Mobil's year-to-date 1997 reported net income, including special items, was $2,568 million, compared with $2,288 million for the same period of 1996. This year's income included net special charges of $53 million while last year's income included $70 million of net special benefits.

Investment Spending for the third quarter of 1997 was estimated at $1,145 million, a decrease of $393 million from the comparable period last year. For the first nine months of 1997, investment spending was estimated at $3,437 million, compared with $5,222 million for nine months of 1996. Last year's spending was higher reflecting Mobil's acquisition of Ampolex in Australia and investment in Kazakhstan's Tengiz field.

Mobil's estimated Return on Average Shareholders' Equity for the twelve months ended September 30, 1997, based on reported net income, was 16.8 percent, compared with 16.0 percent for calendar year 1996. (On an operating basis, excluding special items, returns were 18.2 percent and 16.7 percent for the same periods.) Estimated Return on Average Capital Employed for the twelve months ended September 30, 1997, based on reported net income, was 13.0 percent, compared with 12.7 percent for calendar year 1996. (On an operating basis, excluding special items, returns were 13.9 percent and 13.2 percent for the same periods.)

Mobil's estimated Debt-to-Capitalization Ratio was 27 percent at September 30, 1997, compared with 29 percent at December 31, 1996.

Common Stock Dividends were $0.53 per share in the third quarter of 1997 and $1.59 per share for the first nine months of 1997, $.03 and $.1275 per share higher than the comparable periods last year. These per share amounts reflect the two-for-one stock split and prior year amounts have been restated on a comparable basis.

Estimates of key financial and operating data are shown on the attached tables.

                                                                    Table 1
                            MOBIL CORPORATION

                                    Third Quarter          Nine Months
                                 --------------------  --------------------
                                  1996   1997   Incr/   1996   1997   Incr/
INCOME  ($MM)                     Act    Est   (Decr)   Act    Est   (Decr)
                                 ------ ------ ------  ------ ------ ------
Petroleum Operations
  E&P: United States               234    160    (74)    556    511    (45)
       International               303    313     10     963  1,114    151
                                 ------ ------ ------  ------ ------ ------
  Total Exploration & Producing    537    473    (64)  1,519  1,625    106

  M&R: United States                83    230    147     311    382     71
       International               148    116    (32)    512    496    (16)
                                 ------ ------ ------  ------ ------ ------
  Total Marketing & Refining       231    346    115     823    878     55
                                 ------ ------ ------  ------ ------ ------
Total Petroleum                    768    819     51   2,342  2,503    161

Chemical                            90    155     65     225    331    106
Corporate and Financing (a)        (89)   (82)     7    (279)  (266)    13
                                 ------ ------ ------  ------ ------ ------
Net Income                         769    892    123   2,288  2,568    280
=======                          =====  =====  =====   =====  =====  =====

COMMON SHARES OUTSTANDING (MM)
  Average (b)                    787.9  785.8   (2.1)  788.4  787.0   (1.4)
  End of Period (b)               ...    ...     ...   787.9  784.9   (3.0)

EARNINGS PER COMMON SHARE ($)
  Based on Net Income (b)(c)      0.96   1.12   0.16    2.85   3.21   0.36

DIVIDENDS
  Common Stock
    Total Paid ($MM)               394    416     22   1,153  1,251     98
    Per Share ($) (b)             0.50   0.53   0.03   1.463   1.59  0.127

  Preferred Stock ($MM)             13     13      -      40     39     (1)



(a) Includes the results of Real Estate operations and Mining and Minerals
(substantially all of these businesses were sold in 1996), corporate administrative expenses, net financing expense and other items.

(b) Shares outstanding and per share amounts reflect the two-for-one stock split which had a record date of May 20, 1997. Prior year shares and per share amounts have been restated on a comparable basis.

(c) The earnings per common share calculation is based on income, less preferred stock divident requirements, divided by the weighted average number of common shares outstanding.

                                                                    Table 2
                            MOBIL CORPORATION

                                    Third Quarter           Nine Months
                                 --------------------  --------------------
INCOME  ADJUSTED FOR SPECIAL      1996   1997   Incr/   1996   1997   Incr/
  ITEMS ($MM)                     Act    Est   (Decr)   Act    Est   (Decr)
                                 ------ ------ ------  ------ ------ ------
Petroleum Operations
  E&P: United States               152    123    (29)    474    474      -
       International               270    317     47     930  1,118    188
                                 ------ ------ ------  ------ ------ ------
  Total Exploration & Producing    422    440     18   1,404  1,592    188

  M&R: United States                83    240    157     311    392     81
       International               148    209     61     512    627    115
                                 ------ ------ ------  ------ ------ ------
  Total Marketing & Refining       231    449    218     823  1,019    196
                                 ------ ------ ------  ------ ------ ------
Total Petroleum                    653    889    236   2,227  2,611    384

Chemical                            90    102     12     225    278     53
Corporate and Financing (a)        (75)   (84)    (9)   (234)  (268)   (34)
                                 ------ ------ ------  ------ ------ ------
Operating Income Before
  Special Items                    668    907    239   2,218  2,621    403

Special Items                      101    (15)  (116)     70    (53)  (123)
                                 ------ ------ ------  ------ ------ ------
Net Income                         769    892    123   2,288  2,568    280
=======                          =====  ====== =====   =====  ====== =====



EARNINGS PER COMMON SHARE ($)
  BASED ON:

     Operating Income Before
      Special Items (b) (c)       0.83   1.14   0.31    2.76   3.28   0.52

     Net Income (b)(c)            0.96   1.12   0.16    2.85   3.21   0.36



(a) Includes the results of Real Estate operations and Mining and Minerals substantially all of these businesses were sold in 1996), corporate administrative expenses, net financing expense and other items.

(b) Per share amounts reflect the two-for-one stock split which had a record date ofMay 20, 1997. Prior year per share amounts have been restated on a comparable basis.

(c) The earnings per common share calculation is based on income, less preferred stock dividend requirements, divided by the weighted average number of common shares outstanding.

                                                                     Table 3

                                         MOBIL CORPORATION

                          1996 by Quarter and Year              1997
SPECIAL ITEMS           -------------------------------  ----- ----- -----
  AFFECTING INCOME ($MM) 1Q    2Q    3Q    4Q      Year   1Q    2Q    3Q
                                                          Act   Act   Est
                        ----- ----- ----- -----    ----  ----- ----- -----
E&P United States
  Asset Sales              -     -    82    37     119      -     -    53
  Asset Impairment         -     -     -   (69)    (69)     -     -     -
  Restructuring            -     -     -    (7)     (7)     -     -     -
  Litigation               -     -     -     -       -      -     -   (12)
  Employee
   Performance Award       -     -     -     -       -      -     -    (4)

E&P International
  Asset Sales              -     -    33   (21)     12      -     -     -
  Restructuring            -     -     -    (5)     (5)     -     -     -
  Employee
    Performance Award      -     -     -     -       -      -     -    (4)

M&R United States
  LIFO/Other Inv. Adj.     -     -     -    35      35      -     -     -
  Employee
   Performance Award       -     -     -     -       -      -     -   (10)

M&R International
  LIFO/Other Inv. Adj.     -     -     -     8       8      -     -     -
  Restructuring
   (Mobil-BP/Europe)       -     -     -  (154)(b)(154)   (18)  (20)  (11)
  Restructuring (Japan)    -     -     -     -       -      -     -   (61)
  Other                    -     -     -   (27)    (27)     -     -     -
  Employee
   Performance Award       -     -     -     -       -      -     -   (21)

Chemical
  Asset Sales              -     -     -     -       -      -     -    48
  Litigation Settlement    -     -     -     -       -      -     -    10
  Employee
   Performance Award       -     -     -     -       -      -     -    (5)

Corporate and Financing
  Asset Sales              -     -    14    16      30      -     -    39
  SRP Implementation (a)   -   (31)  (28)  (16)    (75)     -     -     -
  Litigation               -     -     -     -       -      -     -   (31)
  Employee
   Performance Award       -     -     -     -       -      -     -    (6)
                        ----- ----- ----- -----   -----  ----- ----- -----
Total Special Items        -   (31)  101  (203)   (133)   (18)  (20)  (15)
                        ===== ===== ===== =====   =====  ===== ===== =====

(a) Staff Redesign Project (SRP).
(b) Includes $145 million for Mobil/BP alliance.

                                                                    Table 4
                              MOBIL CORPORATION

                                  Third Quarter             Nine Months
                              ---------------------- ------------------------
INVESTMENT SPENDING ($MM)      1996    1997   Incr/   1996    1997    Incr/
                               Act     Est    (Decr)  Act     Est     (Decr)
                              ------  ------  ------ ------  ------  --------
Capital and Exploration Expenditures
Petroleum Operations
  Exploration & Producing
    United States                95     117(a)   22    367     325(a)    (42)
    International             2,226(b)  714   (1,512) 3,072(b)1,809    (1,263)
                              ------  ------  ------ ------  ------  --------
    Total E&P                 2,321     831   (1,490) 3,439   2,134    (1,305)
                              ------  ------  ------ ------  ------  --------
  Marketing & Refining
    United States                87      72     (15)   261     224       (37)
    International               243     107(a) (136)   730     351(a)   (379)
                              ------  ------  ------ ------  ------  --------
    Total M&R                   330     179    (151)   991     575      (416)
                              ------  ------  ------ ------  ------  --------
Total Petroleum               2,651   1,010   (1,641)4,430   2,709    (1,721)
Chemical                         92      86      (6)   223     210       (13)
Other                             7       7       -     52      38       (14)
                              ------  ------  ------ ------  ------  --------
Total Capital and Exploration 2,750   1,103   (1,647) 4,705   2,957    (1,748)
Cash Investments
  in Equity Companies        (1,212)(b)  42(a) 1,254    517(b)  480(a)    (37)
                              ------  ------  ------ ------  ------  --------
Total Investment Spending     1,538   1,145     (393) 5,222   3,437    (1,785)
                              =====   =====    =====  =====   =====      ====
Memo:
Exploration expenses charged to income, included above
    United States                 6      12        6     39      28       (11)
    International               137      93      (44)   252     234       (18)
                              ------  ------   ------ ------  ------  --------
Total Exploration Expenses      143     105      (38)   291     262       (29)
                              ======  ======   ====== ======  ======  ========
OTHER FINANCIAL DATA ($MM)
Total Revenues               20,326  16,442(a)(3,884)58,546 49,377(a)  (9,169)

Depreciation, Depletion, and
  Amortization                  645     590(a)   (55) 1,903   1,848(a)    (55)

Income Taxes                    836     774      (62) 2,427   2,376       (51)

AVERAGE U.S. PRICES
  Crude  ($/BBL)(c)           18.80   16.83    (1.97) 17.72   17.29     (0.43)
  NGL  ($/BBL)                12.81   11.78    (1.03) 12.00   12.27      0.27
  Natural Gas ($/MCF)          1.96    2.06     0.10   2.06    2.25      0.19

AVERAGE  INT'L. PRICES
  Crude  ($/BBL)              20.83   17.91    (2.92) 19.71   18.60     (1.11)
  Natural Gas ($/MCF)          2.65    2.53    (0.12)  2.54    2.75      0.21

(a) Includes impact of equity accounting for E&P California alliance with Shell and M&R alliance with BP in Europe.
(b) Reflects a $1,394 million reclassification of spending for the Ampolex acquisition that was fully consolidated in the third quarter of 1996.
(c) Excludes the impact of West Coast realizations from June 1997 forward due to implementation of the E&P California alliance with Shell. Prior year amounts have been restated on the same basis.

                                                                Table 5

                            MOBIL CORPORATION

                                Third Quarter              Nine Months
                            ----------------------  ----------------------
                             1996    1997   Incr/    1996    1997   Incr/
OPERATING HIGHLIGHTS         Act     Est    (Decr)   Act     Est    (Decr)
                            ------  ------  ------  ------  ------  ------
NET PRODUCTION OF LIQUIDS (TBD)

  United States               257     246     (11)    268     243     (25)

  Australia                    48      54       6      35      38       3
  Canada                       50      49      (1)     52      46      (6)
  Equatorial Guinea             7      39      32       2      32      30
  Indonesia                    60      44     (16)     70      49     (21)
  Kazakhstan                   23      35      12      12      37      25
  Nigeria                     213     253      40     203     249      46
  Norway                       82      75      (7)     83      78      (5)
  United Kingdom               61      72      11      62      74      12
  Middle East/Other            50      71      21      49      70      21
                            ------  ------  ------  ------  ------  ------
  Total International         594     692      98     568     673     105
                            ------  ------  ------  ------  ------  ------
  Worldwide                   851     938      87     836     916      80
                            =====   =====   ======  =====   =====   =====

NET PRODUCTION OF NATURAL GAS (MMCFD)

  United States             1,284   1,124    (160)  1,366   1,156    (210)

  Canada                      425     376     (49)    423     374     (49)
  Germany                     455     348    (107)    506     447     (59)
  Indonesia                 1,429   1,568     139   1,459   1,585     126
  United Kingdom              339     515     176     590     659      69
  Other                       136     285     149     140     299     159
                            ------  ------  ------  ------  ------  ------
  Total International       2,784   3,092     308   3,118   3,364     246
                            ------  ------  ------  ------  ------  ------
  Worldwide                 4,068   4,216     148   4,484   4,520      36
                            =====   =====   ======  =====   =====   =====
TOTAL NET
  PRODUCTION (TBDOE)        1,588   1,702     114   1,648   1,735      87
                            =====   =====   ======  =====   =====   =====

                                                                   Table 6
                             MOBIL CORPORATION

                                Third Quarter             Nine Months
                             --------------------   ---------------------
                              1996   1997  Incr/     1996   1997   Incr/
OPERATING HIGHLIGHTS          Act    Est   (Decr)    Act    Est    (Decr)
                             ------ ------ ------   ------ ------  ------
REFINERY RUNS (TBD)
  Runs for Mobil by Mobil
    United States              926  1,009     83      914    950      36
    Europe (a)                 336    400     64      324    377      53
    Asia-Pacific               724    704    (20)     705    658     (47)
    All Other                  186    190      4      185    186       1
                             ------ ------ ------   ------ ------  ------
    Total                    2,172  2,303    131    2,128  2,171      43
  Runs for Mobil by Others       8      -     (8)       9      -      (9)
                             ------ ------ ------   ------ ------  ------
  Worldwide Runs for Mobil   2,180  2,303    123    2,137  2,171      34
                             =====  =====  =====    =====   =====  =====
PETROLEUM PRODUCT SALES (TBD)
  United States
    Automotive Gasoline
      Sales to Trade           568    584     16      552    567      15
      Supply/Other Sales       270    280     10      219    256      37
                             ------ ------ ------   ------ ------  ------
    Total Automotive Sales     838    864     26      771    823      52
    Distillates/Jet Fuel       335    338      3      338    359      21
    Other                      241    265     24      231    242      11
                             ------ ------ ------   ------ ------  ------
    Total United States      1,414  1,467     53    1,340  1,424      84
  Europe (a)                   835    702   (133)     813    698    (115)
  Asia-Pacific                 789    806     17      786    811      25
  All Other                    366    458     92      364    401      37
                             ------ ------ ------   ------ ------  ------
    Total International      1,990  1,966    (24)   1,963  1,910     (53)
                             ------ ------ ------   ------ ------  ------
  Worldwide                  3,404  3,433     29    3,303  3,334      31
                             =====  =====  =====    =====   =====  =====
CHEMICAL SALES (MM LBS)
  Worldwide Polyethylene Resin 648    722     74    1,962  2,098     136
  Worldwide Paraxylene         254    492    238      783  1,175     392

CHEMICAL SALES BY PRODUCT CATEGORY ($MM)
  Petrochemicals               469    574    105    1,421  1,625     204
  Films Products               196    163    (33)     576    548     (28)
  Chemical Products             33     32     (1)      91    100       9
  Plastics/Other                 5      -     (5)      78      -     (78)
                             ------ ------ ------   ------ ------  ------
    Total                      703    769     66    2,166  2,273     107
                             =====  =====  =====    =====  =====   =====


(a) Includes Mobil's share of the Downstream alliance with BP which commenced in late 1996. Year-to-date sales reflect a restatement of first and second quarter 1997.